                         First Charter Corporation Logo



                                                    For Additional Information,
                                                    Contact Robert O. Bratton,
                                                    Chief Financial Officer
                                                    (704) 721-4473
                                                            or
                                                    David E. Keul, Controller
                                                    (704) 721-4482


                             FOR IMMEDIATE RELEASE
April 14, 1999


                      FIRST CHARTER CORPORATION ANNOUNCES
                             FIRST QUARTER EARNINGS

Concord, North Carolina -- First Charter Corporation (NASDAQ: FCTR) reported today that first quarter 1999 earnings totaled $6.2 million, or $0.33 per diluted share. These results are on par with first quarter 1998 earnings of $6.2 million or $0.33 per diluted share, and represent a 5.0% increase over the $5.9 million earned in the quarter ended December 31, 1998. Excluding securities gains, core operating income in the first quarter of 1999 was $5.9 million, or 7.4% higher than the first quarter of 1998 ($5.5 million). Total assets at March 31, 1999 amounted to $1.9 billion, up 7.8% from March 31, 1998.

Net Interest Income during the quarter ended March 31, 1999 increased 5.6% to $17.2 million, compared to the same quarter of 1998. Gross Loans grew 9.6% over the same quarter in 1998, and increased 3.7% since December 31, 1998, for an annualized growth rate of 14.8%. Furthermore, since March 31, 1998, non-performing assets have declined 27.1% to $8.2 million, representing 0.44% of total assets at March 31, 1999, compared to 0.64% at March 31, 1998 and 0.53% at December 31, 1998.

Non-interest income increased 28.3% to $3.4 million in the first quarter of 1999 compared to the same period in 1998. The majority of the growth represented revenue from First Charter Insurance Services ("FCIS"), with the company successfully completing the acquisition of a fourth insurance agency in the first quarter.

Non-interest expense for the quarter totaled $10.9 million, an increase of 10.4% over first quarter 1998. The increase was a result of strategic investments in people and technology.


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"We are pleased with first quarter results," noted Lawrence M. Kimbrough,
President and Chief Executive Officer. "The strong growth in net interest income and in noninterest income are further indications of our success in creating a comprehensive financial services company that provides a full range of banking, investment and insurance solutions for our customers."

ADDITIONAL FINANCIAL DETAILS

Total deposits were $1.1 billion, 4.8% higher than the same quarter in 1998. Total shareholders' equity was $248.8 million at March 31, 1999, which represents a book value per share of $13.41, and an equity-to-assets ratio of 13.15%. Based on the $19.00 closing price of First Charter Corporation common stock at March 31, 1999, the Corporation had a market capitalization of $352.6 million.

Other Significant Accomplishments

-- Home Federal customers were introduced to the full line of financial services available from First Charter; and, their account records were converted to the First Charter data processing system with negligible customer disruption.
-- A new brand advertising campaign was launched with ads placed on TV, radio and in print. The campaign is designed to increase awareness of the First Charter brand and introduce our new "Expect More From Us" theme.
-- The Corporation completed the sale of 429,708 shares of First Charter common stock held by the Home Federal Savings and Loan Association ("Home Federal") Employee Stock Ownership Plan ("ESOP"). The Robinson Humphrey Company, LLC managed the underwritten offering.

Investing for the Future

First Charter is investing heavily in the former Home Federal franchise, broadening the line of products and services available to those customers and serving more of their financial needs. Several new Commercial Relationship Officers have been hired to establish a more significant presence for First Charter in the dynamic Charlotte business market.

COMPANY PROFILE

First Charter is a regional bank with assets of $1.9 billion. The Corporation operates 33 branch offices and 65 ATMs located throughout Cabarrus, Cleveland, Mecklenburg, Rowan, Rutherford and Union counties of North Carolina. In December 1998, ground was broken for the First Charter Center, a $35 million customer support and technology facility in the University Research Park, which the bank will occupy in the summer of 2000. First Charter provides businesses and individuals with a broad range of financial services, including banking, comprehensive financial planning, funds management, investments, insurance, mortgages and a full array of employee benefit programs.

In March 1999, the Corporation completed the integration of Home Federal, acquired by First Charter in the September 1998 merger with HFNC Financial Corp. ("HFNC"), into First Charter National Bank. The HFNC acquisition was accounted for as a pooling of


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interests; accordingly, all prior periods' financial data have been restated to combine the operations of both companies.

Common stock for First Charter Corporation is traded under the symbol "FCTR" on the NASDAQ National Market.

This news release contains forward-looking statements. Such statements are subject to certain factors which may cause the company's results to vary from those expected, including the risks set forth from time to time in the company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

                  (SELECTED FINANCIAL INFORMATION IS ATTACHED)

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FINANCIAL HIGHLIGHTS
First Charter Corporation and Subsidiaries
(Unaudited except for December 1998 amounts)

Consolidated Balance Sheets
(Dollars in thousands)                               March 31,      March 31,                December 31,
ASSETS:                                                1999           1998         Change       1998          Change
                                                   ------------------------------------------------------------------
Cash and due from banks                             $   47,514     $   38,407        23.7%   $   41,884        13.4%
Federal funds sold                                        --           12,168      (100.0)        6,402      (100.0)
Interest bearing bank deposits                           2,211          9,976       (77.8)       11,713       (81.1)
Securities available for sale                          322,695        313,164         3.0       331,799        (2.7)
Loans, net                                           1,459,090      1,330,882         9.6     1,406,967         3.7
Other assets                                            60,438         50,924        18.7        65,592        (7.9)
                                                    ----------     ----------                ----------
     Total assets                                   $1,891,948     $1,755,521         7.8    $1,864,357         1.5
                                                    ==========     ==========                ==========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Total deposits                                      $1,119,622     $1,067,888         4.8    $1,123,035        (0.3%)
Other borrowings                                       496,762        421,817        17.8       469,944         5.7
Other liabilities                                       26,809         15,723        70.5        25,406         5.5
                                                    ----------     ----------                ----------
     Total liabilities                               1,643,193      1,505,428         9.2     1,618,385         1.5
     Total shareholders' equity                        248,755        250,093        (0.5)      245,972         1.1
                                                    ----------     ----------                ----------
     Total liabilities and shareholders' equity     $1,891,948     $1,755,521         7.8    $1,864,357         1.5
=====================================================================================================================


Consolidated Statements of Income                  Three Months Ended March 31,
                                                 -------------------------------
(Dollars in thousands)                             1999        1998       Change
                                                 -------------------------------
Interest and fees on loans                       $29,795     $28,164        5.8%
Interest on securities                             4,733       4,687        1.0
Other interest income                                239         247       (3.2)
                                                 -------     -------
   Total interest income                          34,767      33,098        5.0
Interest on deposits                              11,289      11,411       (1.1)
Other interest expense                             6,248       5,369       16.4
                                                 -------     -------
   Total interest expense                         17,537      16,780        4.5
                                                 -------     -------
     Net interest income                          17,230      16,318        5.6
Provision for loan losses                            975         662       47.3
                                                 -------     -------
     Net interest income after provision          16,255      15,656        3.8
Noninterest income                                 3,437       2,679       28.3
Securities transactions                              344         987      (65.1)
Noninterest expense                               10,900       9,877       10.4
                                                 -------     -------
   Income before income taxes                      9,136       9,445       (3.3)
Income taxes                                       2,963       3,275       (9.5)
                                                 -------     -------
     Net income                                  $ 6,173     $ 6,170        0.0
====================================================================
     Net interest income, taxable equivalent     $18,003     $16,946        6.2
================================================================================


Share Information                                  Three Months Ended March 31,
                                          -------------------------------------------
                                                 1999           1998           Change
                                          -------------------------------------------
Basic income per share:
     Net Income                           $         0.33  $            0.34    (2.9%)
     Average common equivalent shares         18,488,751         18,270,055     1.2
Diluted income per share:
     Net Income                           $         0.33  $            0.33     0.0
     Average common equivalent shares         18,532,657         18,690,210    (0.8)
Shares outstanding at period end              18,556,335         19,128,270    (3.0)
Cash dividends declared                   $         0.17  $            0.14    21.4
Book value                                $        13.41  $           13.07     2.6


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First Charter Corporation and Subsidiaries
(Unaudited except for December 1998 amounts)

Allowance for Loan Losses               Three Months Ended March 31,
                                    -----------------------------------
(Dollars in thousands)                                                   December 31,    Change
                                       1999         1998        Change      1998       (Annualized)
                                    ---------------------------------------------------------------
Beginning balance (January 1)       $ 15,554        15,263         1.9%    $ 15,263         1.9%
Provision charged to operations          975           662        47.3        2,376        66.4
Charge-offs                             (316)         (931)      (66.1)      (2,737)      (53.2)
Recoveries                               181           179         1.1          652        12.6
                                    --------      --------                 --------
   Net loan charge-offs                 (135)         (752)      (82.0)      (2,085)      (73.7)
                                    --------      --------                 --------
      Ending balance                $ 16,394      $ 15,173         8.0     $ 15,554         5.4
                                    ========      ========                 ========


Nonperforming Assets                         Three Months Ended March 31,
                                       --------------------------------------
(Dollars in thousands)                    1999           1998        Change
                                       --------------------------------------
Nonaccrual loans                       $    5,456     $    5,963       (8.5%)
Renegotiated loans                            543            585       (7.2)
Other real estate                           2,246          4,766      (52.9)
                                       ----------     ----------
   Total non-performing assets         $    8,245     $   11,314      (27.1)
                                       ==========     ==========

Selected Average Balances                    Three Months Ended March 31,
                                       --------------------------------------
(Dollars in thousands)                    1999           1998        Change
                                       --------------------------------------
Loans                                  $1,439,739     $1,296,685       11.0%
Securities                                325,615        298,969        8.9
Total interest earning assets           1,780,508      1,611,161       10.5
Assets                                  1,887,789      1,697,503       11.2
Deposits                                1,109,657        966,301       14.8
Total interest bearing liabilities      1,490,748      1,347,011       10.7
Shareholders' equity                      242,652        245,860       (1.3)


Selected Yield/Cost Rates (annualized)                   Three Months Ended March 31,
                                                   -----------------------------------------
                                                         1999         1998     Change
                                                   -----------------------------------------
Yield on loans (FTE)                                     8.43%        8.82%     (39)BP
Yield on securities (FTE)                                6.68         7.15      (47)
Yield on interest bearing assets (FTE)                   8.10         8.49      (39)
Cost of deposits                                         4.13         4.79      (66)
Cost of interest bearing liabilities                     4.77         5.05      (28)
Interest rate spread                                     3.33         3.44      (11)
Net interest margin*                                     4.10         4.27      (17)

Significant Financial/Operating Ratios                   Three Months Ended March 31,
                                                   -----------------------------------------
                                                         1999         1998     Change
                                                   -----------------------------------------
Return on average assets (annualized)                    1.33%        1.47%     (14)BP
Return on average equity (annualized)                   10.32        10.18       14
Efficiency ratio**                                      50.91        50.02       89
Allowance for loan losses to gross loans                 1.11         1.13       (2)
Nonperforming assets to assets                           0.44         0.64      (20)
Reserves to nonperforming loans                        273.28       231.72    4,156
Interest bearing liabilities to earning assets          89.78        88.60      118
Equity to assets (at period end)                        13.15        14.25     (110)
Gross loans to deposits                                131.80       126.07      573
Earning assets to total assets                          95.16        95.78      (62)
===================================================================================================

BP   --  Change is measured in basis points
FTE  --  Fully taxable equivalent
* Net interest income, on a fully-taxable equivalent basis, as a percentage of average earning assets.
** Noninterest expense less foreclosed property expense divided by the sum of taxable equivalent net interest income plus noninterest income adjusted for non-recurring income.